      As filed with the Securities and Exchange Commission on July 2, 1997
                        Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                               47-0801192
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               4800 NW 1ST STREET
                             LINCOLN, NEBRASKA 68521
              (Address of Principal Executive Offices and Zip Code)

                                 --------------

            TRANSCRYPT INTERNATIONAL, INC. 1996 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                 --------------

                                 JOHN T. CONNOR
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         TRANSCRYPT INTERNATIONAL, INC.
                               4800 NW 1ST STREET
                             LINCOLN, NEBRASKA 68521
                     (Name and address of agent for service)

                                 (402) 474-4800
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                             ALLEN Z. SUSSMAN, ESQ.
                         MANATT, PHELPS & PHILLIPS, LLP
                          11355 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
                                 (310) 312-4000

                         Calculation of Registration Fee

===========================================================================================================================
                                                      Proposed Maximum         Proposed Maximum
   Title of Securities         Amount to be            Offering Price              Aggregate                Amount of
    to be Registered           Registered(1)            per Share(2)           Offering Price(2)        Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01              1,200,000               $10.9375                $13,125,000                $3,977.27
par value per share
===========================================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may become available under the Registrant's 1996 Stock Incentive Plan as a result of adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 1, 1997.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), and are incorporated herein by reference.


Item 1.  Plan Information

         (a) Transcrypt International, Inc. 1996 Stock Incentive Plan, together with forms of stock option agreements.
         (b)      Prospectus for the 1996 Stock Incentive Plan


Item 2.  Registrant Information and Employee Plan Annual Information

         The written statement required to be provided to participants pursuant to this Item 2 is set forth in the Prospectus referred to in Item 1 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Transcrypt International, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 1,200,000 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 1996 Stock Incentive Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.


Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the class of securities contained in the Registrant's Registration Statement on Form 8-A, as amended, as declared effective by the Commission on January 22, 1997, filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Under Delaware law, the directors and officers of the Registrant are entitled, under certain circumstances, to be indemnified by the Registrant against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

         Article Eight of the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

         The Registrant maintains a standard policy of officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits


Exhibit
Number         Description
5.1            Opinion of Manatt, Phelps & Phillips, LLP

23.1           Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)

23.2           Consent of Coopers & Lybrand L.L.P.

24.1           Power of Attorney (see page II-5)

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any Prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on this 2nd day of July, 1997.

                                         TRANSCRYPT INTERNATIONAL, INC.



                                         By /s/ John T. Connor
                                            ------------------------------------
                                            John T. Connor
                                            Chairman, Chief Executive Officer
                                            and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Connor his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereon.

         Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                        Title                                      Date
---------                        -----                                      ----

/s/ John T. Connor               Chairman of the Board, Chief             July 2, 1997
-----------------------          Executive Officer and
John T. Connor                   Chief Financial Officer

/s/ Jeffery L. Fuller            President, Chief Operating Officer       July 2, 1997
-----------------------          and Director
Jeffery L. Fuller

/s/ Terry L. Fairfield           Vice Chairman of the Board and           July 2, 1997
-----------------------          Director
Terry L. Fairfield

/s/ Thomas R. Larsen             Director                                 July 2, 1997
-----------------------
Thomas R. Larsen

/s/ Thomas C. Smith              Director                                 July 2, 1997
-----------------------
Thomas C. Smith

/s/ Thomas R. Thomsen            Director                                 July 2, 1997
-----------------------
Thomas R. Thomsen

/s/ Winston J. Wade              Director                                 July 2, 1997
-----------------------
Winston J. Wade

/s/ Thomas E. Henning            Director                                 July 2, 1997
-----------------------
Thomas E. Henning

                         TRANSCRYPT INTERNATIONAL, INC.
                                    FORM S-8

                                  EXHIBIT INDEX




EXHIBIT                                                                                                PAGE NUMBER
NUMBER
5.1                  Opinion of Manatt, Phelps & Phillips, LLP                                             ___
23.1                 Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)                            *
23.2                 Consent of Coopers & Lybrand L.L.P.                                                   ___
24.1                 Power of Attorney (see page II-5)                                                      *

* Not applicable.